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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Duke Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and notice of 2004 Annual Meeting

526 South Church Street Charlotte, NC 28202-1802

  March 31, 2004

  Dear Shareholder:

  I am pleased to invite you to our annual meeting to be held on May 13, 2004, in the O. J. Miller Auditorium located in our Charlotte headquarters building. We will discuss our 2003 performance and our goals for 2004 and respond to any questions you may have. Enclosed with this proxy statement are your proxy card, voting instructions, Duke Energy's 2003 Summary Annual Report and Duke Energy's 2003 Form 10-K.

  As in the past, we are offering you the opportunity to cast your vote by telephone or online via the Internet. Whether you choose to vote by proxy card, telephone or Internet, it would help if you would vote as soon as possible.

  I look forward to seeing you at the annual meeting.

  Sincerely,

  Paul M. Anderson
  Chairman of the Board
  and Chief Executive Officer

526 South Church Street Charlotte, NC 28202-1802

Notice of Annual Meeting of Shareholders
May 13, 2004

March 31, 2004

We will hold the annual meeting of shareholders of Duke Energy Corporation on Thursday, May 13, 2004, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.
The purpose of the annual meeting is to consider and take action on the following:
1.	Election of four nominees as Class I directors.
2.	Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2004.
3.	A shareholder proposal relating to declassification of Duke Energy's Board of Directors, if properly presented at the annual meeting.

Shareholders of record as of March 15, 2004, can vote at the annual meeting. This proxy statement, proxy card and voting instructions, along with our 2003 Summary Annual Report and 2003 Form 10-K, are being distributed on or about March 31, 2004.

Your vote is very important. If voting by mail, please sign, date and return the enclosed proxy card in the enclosed prepaid envelope and allow sufficient time for the postal service to deliver your proxy before the meeting. If voting by telephone or on the Internet, please follow the instructions on your proxy card.
By order of the Board of Directors.

Martha B. Wyrsch Group Vice President, General Counsel and Secretary

Table of Contents

Commonly Asked Questions and Answers About the Annual Meeting		1
Proposals to be Voted Upon
Proposal 1:	Election of Directors	3
Proposal 2:	Ratification of Deloitte & Touche LLP as Duke Energy's Independent Auditors for 2004	3
Proposal 3:	Shareholder Proposal Relating to Declassification of Duke Energy's Board of Directors	3
The Board of Directors		5
Beneficial Ownership		9
Information on the Board of Directors		11
Report of the Audit Committee		17
Report of the Compensation Committee		18
Performance Graph		22
Compensation		23
Summary Compensation Table		23
Option Grants in 2003		27
Option Exercises and Year-End Values		28
Employment Contracts and Termination of Employment and Change-in-Control Arrangements		28
Retirement Plan Information		31
Other Information		33
Appendix A — Charter of the Audit Committee		A-1

Commonly Asked
Questions and
Answers About the
Annual Meeting

Q:
What am I voting on?

A:
•
Election of four directors: the nominees are Paul M. Anderson, Ann M. Gray, Michael E. J. Phelps and James T. Rhodes;
•
Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2004; and
•
A shareholder proposal relating to declassification of Duke Energy's Board of Directors, if properly presented at the annual meeting.

Q:
Who can vote?

A:
Holders of Duke Energy Common Stock as of the close of business on the record date, March 15, 2004, can vote at the annual meeting, either in person or by proxy. Each share of Duke Energy Common Stock has one vote.

Q:
How do I vote?

A:
Sign and date each proxy card that you receive and return it in the prepaid envelope or vote by telephone or on the Internet. If we receive your signed proxy card (or properly transmitted telephone or Internet proxy) before the annual meeting, we will vote your shares as you direct. You can specify when submitting your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the other two proposals.

If you use the proxy card and simply sign, date and return it without making any selections, your proxy will be voted in accordance with the recommendations of the Board of Directors:

•
in favor of the election of the nominees for director named in Proposal 1;
•
in favor of Proposal 2; and
•
against Proposal 3.

Q:
May I change my vote?

A:
You may change your vote or revoke your proxy by:
•
casting another vote either in person at the meeting or by one of the other methods discussed above; or
•
notifying the Corporate Secretary, in care of the Investor Relations Department, at Post Office Box 1005, Charlotte, NC 28201-1005 prior to the close of business on May 12, 2004.

Q:
Can I vote my shares by telephone or on the Internet?

A:
Yes. You may vote by telephone or on the Internet, by following the instructions included on your proxy card. Your deadline for voting by telephone or on the Internet is 11:59 p.m., May 11, 2004.

Q:
Will my shares be voted if I do not provide my proxy?

A:
It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy unless you vote in person at the meeting. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for Proposal 2 if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules. Proposal 3 is not considered routine and therefore may not be voted by your broker without instruction.

Q:
As a participant in the Duke Energy Retirement Savings Plan, how do I vote shares held in my plan account?

A:
If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to direct the plan trustee in the voting of those shares of Duke Energy Common Stock that are held by the plan and allocated to your plan account on any issues presented at the annual meeting. Plan participant proxies will be treated confidentially.

  If you elect not to vote by proxy, shares allocated to your plan account will be voted by the plan trustee in the same proportion as those shares held by the plan for which the plan trustee has received direction from plan participants.

Commonly Asked
Questions and
Answers About the
Annual Meeting

Q:
What constitutes a quorum?

A:
As of the record date, March 15, 2004, 913,047,315 shares of Duke Energy Common Stock were issued and outstanding and entitled to vote at the meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
What vote is needed for these proposals to be adopted?

A:
Directors are elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. A majority of the votes cast at the meeting is required to approve the other proposals (though in order for the declassification proposed in Proposal 3 to take effect, a further shareholder vote, at another meeting, would be required, as described below in "Opposing Statement of the Board of Directors" for Proposal 3 under "Proposals to be Voted Upon"). For the election of directors, abstentions and broker "non-votes" will not be counted. For the other proposals, abstentions and broker "non-votes" will not be counted as votes cast.

Q:
Who conducts the proxy solicitation and how much will it cost?

A:
Duke Energy is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson's fee for these services is $17,500, plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and regular employees of Duke Energy to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy Common Stock.

Q:
How does a shareholder nominate someone to be a director of Duke Energy or bring business before the annual meeting?

A:
Nominations for director may be made only by the Board of Directors or by a shareholder who has given the proper notice, as provided in the By-Laws, as amended, between 90 and 120 days prior to the first anniversary of the previous year's annual meeting. For the 2005 annual meeting, we must receive this notice on or after January 13, 2005, and on or before February 12, 2005.

Any shareholder who desires to recommend an individual as a nominee to the Board of Directors should submit the recommendation in writing to the Corporate Secretary, Duke Energy Corporation, P. O. Box 1006, Charlotte, NC 28201-1006 within the time limits specified above and should include the information required for shareholder recommendations as set forth under the caption "Corporate Governance Committee and Nomination of Directors" under "Information on the Board of Directors" below in this proxy statement.

Other business may be brought before an annual meeting by a shareholder who has delivered notice (containing certain information specified in the By-Laws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than through the Securities and Exchange Commission's shareholder proposal procedures. If you intend to use the Securities and Exchange Commission procedures and wish to have your proposal included in next year's proxy statement, you must deliver the proposal in writing to our Corporate Secretary by December 1, 2004.

A copy of the full text of the By-Law advance notice provisions discussed above may be obtained by writing to the Office of the Corporate Secretary, Post Office Box 1006, Charlotte, North Carolina 28201-1006.

Proposals to be
Voted Upon

PROPOSAL 1:

Election of Directors

The Board of Directors recommends a vote FOR each nominee.

The Board of Directors of Duke Energy consists of 11 members, divided into three classes. The three-year terms of the classes are staggered so that the term of one class expires at each annual meeting. The terms of the four Class I directors will expire at the 2004 annual meeting, including Paul M. Anderson, who was appointed as a Class I director by the Board of Directors on October 7, 2003, effective November 1, 2003.

The Board of Directors has nominated the following Class I directors for election:

Paul M. Anderson, Ann M. Gray, Michael E. J. Phelps and James T. Rhodes.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

PROPOSAL 2:

Ratification of Deloitte & Touche LLP as Duke Energy's Independent Auditors for 2004

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors concurs with the reappointment, subject to shareholder ratification, by the Audit Committee of the firm of Deloitte & Touche LLP, certified public accountants, as independent auditors to examine Duke Energy's accounts for the year 2004. If the shareholders do not ratify this appointment, the Audit Committee will consider other certified public accountants.

A representative of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

PROPOSAL 3:

Declassification of Duke Energy's Board of Directors

The Board of Directors recommends a vote AGAINST this shareholder proposal.

A shareholder has informed Duke Energy that it intends to submit the following proposal at the 2004 annual meeting of shareholders. Upon oral or written request, we will promptly furnish the name and address of the shareholder submitting this proposal, as well as the number of shares the shareholder held at the time the proposal was submitted.

The shareholder's proposal is as follows:

  RESOLVED, That the shareholders of Duke Energy Corporation ("the Company") urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of establishing annual elections for directors. The Board of Directors declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

  Stockholder's Statement of Support

  The election of corporate directors is a primary avenue for shareholders to influence corporate affairs and ensure management is accountable to the Company's shareholders. However, under the classified voting system at the Company, individual directors face election only once every three years, and shareholders only vote on roughly one-third of the Board of Directors each year. In our opinion, such a system serves to insulate the Board of Directors and management from shareholder input and the consequences of poor financial performance.

  By eliminating the classified Board of Directors, we believe shareholders can register their views annually on the performance of the Board of Directors and each individual director. We feel this will promote a culture of responsiveness and dynamism at the Company, qualities necessary to meet the challenge of increasing shareholder value.

  We submit that by introducing annual elections and eliminating the classified Board of Directors at the Company, management and the Board of Directors will be more accountable to shareholders.

Proposals to be
Voted Upon

Proposal 3 Continued

We believe that by aligning the interest of the Board of Directors and management with the interests of shareholders, our Company will be better equipped to enhance shareholder value.

  For the above reasons, we urge a vote FOR the resolution.

Opposing Statement of the Board of Directors

In 1991, Duke Energy's shareholders approved amendments to Duke Energy's Articles of Incorporation and By-Laws classifying the Board into three classes of directors serving staggered three-year terms, with each class being as nearly as possible equal to one-third of the total directors. The amendments were approved with the affirmative vote of holders of over 80% of the then outstanding Duke Energy Common Stock. In order to declassify the Board of Directors, the Restated Articles of Incorporation would need to be amended by the affirmative vote of holders of at least 80% of the combined voting power of the then outstanding Duke Energy Common Stock and any other classes of capital stock then outstanding at a subsequent annual or special meeting of the shareholders.

As explained when originally approved by the shareholders, the general purpose of the classified Board is to assure the continuity and stability of Duke Energy's management and policies. It ensures that a majority of directors at any given time will have prior experience with and in-depth knowledge of Duke Energy. Directors who have experience with Duke Energy and are familiar with its policies, strategies and businesses are a valuable resource and are better positioned to make decisions that are best for Duke Energy and its shareholders.

The classified Board also serves to protect Duke Energy against unfair treatment of Duke Energy's shareholders in takeover situations, by making it more difficult and time-consuming to take control of the Board of Directors. By preventing third parties from replacing a majority of the Board at any given time, and thus eliminating the threat of abrupt removal, the Board can evaluate takeover proposals with the diligence required, appropriately consider alternatives and negotiate effectively, all in the best interests of the shareholders.

The Board of Directors believes that its interests and those of management are specifically aligned with shareholders' interests, through the fiduciary duty owed by Board members and management to act in shareholders' best interests. In addition, directors and executives are compensated partially in the form of Duke Energy Common Stock, and are required to own prescribed amounts of Duke Energy Common Stock, specifically in order to align their financial interests with those of shareholders. The Board also strives to be responsive to input from shareholders through the annual shareholders meeting, and through Duke Energy's Investor Relations Department.

The Board does not believe that declassification of the Board is necessary to achieve the goals of accountability to shareholders and alignment with their interests. The Board also believes that it is important to retain the classified Board structure for the same reasons that it was originally approved by the shareholders, namely to preserve the continuity and experience of Board members and to allow Duke Energy a level of protection against unfair treatment in takeover situations.

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth above.

The Board of
Directors

Nominees for election at the annual meeting are marked with an asterisk (*).

Paul M. Anderson *
Director since 2003
Chairman of the Board and CEO, Duke Energy Corporation
Age 58

Mr. Anderson became Chairman of the Board and CEO in November 2003. He served as Managing Director and CEO of BHP Billiton LTD and BHP Billiton PLC from 1998 to his retirement in 2002, was President and Chief Operating Officer of Duke Energy from 1997 to 1998 and Chairman, President and Chief Executive Officer of PanEnergy Corp from 1995 to 1997, prior to the 1997 merger of PanEnergy Corp and Duke Energy. He is a director of Temple-Inland Inc. and Qantas Airways Limited. He is also a Global Counselor for The Conference Board Inc.

G. Alex Bernhardt, Sr.
Director since 1991
Chairman and CEO, Bernhardt Furniture Company,
furniture manufacturer
Age 61

Mr. Bernhardt has been associated with Bernhardt Furniture Company of Lenoir, North Carolina, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996. He is a Class II director with a term expiring in 2005.

Robert J. Brown
Director since 1994
Chairman and CEO, B&C Associates, Inc.,
marketing research and public relations firm
Age 69

Mr. Brown founded B&C Associates, Inc., High Point, North Carolina, in 1960, served as its President from 1960 until 1968 and has been its Chairman and CEO since 1973. He is a director of Wachovia Corporation, Sonoco Products Company and AutoNation, Inc. He is a Class III director with a term expiring in 2006.

The Board of
Directors

William T. Esrey
Director since 1985
Chairman Emeritus, Sprint Corporation,
a diversified telecommunications holding company
Chairman, Japan Telecom,
a diversified telecommunications holding company
Age 64

Mr. Esrey, Chairman Emeritus of Sprint Corporation, served as its CEO from 1985 to 2003, and as its Chairman from 1990 to 2003. Mr. Esrey became Chairman of Japan Telecom in 2003. Mr. Esrey is a director of General Mills, Inc., and served as a director of PanEnergy Corp since 1985. He is a Class III director with a term expiring in 2006.

Ann Maynard Gray *
Director since 1994
Former Vice President, ABC, Inc. and Former President,
Diversified Publishing Group of ABC, Inc.,
television, radio and publishing
Age 58

Ms. Gray was President, Diversified Publishing Group of ABC, Inc. from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. She is a director of JP Morgan Funds, Elan Corporation, plc, and The Phoenix Companies, Inc. and served as a director of PanEnergy Corp since 1994.

George Dean Johnson, Jr.
Director since 1986
CEO, Extended Stay America, Inc.,
development, ownership and management of extended-stay lodging facilities
Age 61

Mr. Johnson was a co-founder of Extended Stay America, Inc. and has served as its CEO since 1995. He is a director of Extended Stay America, Inc., Boca Resorts, Inc. and Norfolk Southern Corporation. He is a Class III director with a term expiring in 2006.

The Board of
Directors

A. Max Lennon, Ph.D.
Director since 1988
President, Education and Research Services,
nonprofit economic development organization
Age 63

Dr. Lennon was appointed to his present position in 2002. He was President of Mars Hill College from 1996 until 2002. He served as President of Eastern Foods, Inc. from 1994 through 1995. Dr. Lennon was previously involved in higher education from 1966 to 1994, his last tenure being at Clemson University where he served as President for eight years. He is a director of Delta Woodside Industries, Inc. and Delta Apparel. He is a Class II director with a term expiring in 2005.

Leo E. Linbeck, Jr.
Director since 1986
Senior Chairman, Linbeck Corporation,
holding company of two construction-related firms
Age 69

Mr. Linbeck assumed his present position in 2003. He was Chairman, President and CEO of Linbeck Corporation from 1990 to 2003, after serving as Chairman, President and CEO of Linbeck Construction Corporation from 1975 to 1990. He served as a director of PanEnergy Corp from 1986. He is a Class II director with a term expiring in 2005.

James G. Martin, Ph.D.
Director since 1994
Corporate Vice President, Carolinas HealthCare System, largest healthcare system in the Carolinas
Age 68

Dr. Martin was named to his present position in 1995. He served as Governor of the State of North Carolina from 1985 to 1993 and was a member of the United States House of Representatives, representing the Ninth District of North Carolina, from 1973 to 1984. Dr. Martin is a director of Palomar Medical Technologies, Inc., aaiPharma Inc. and Family Dollar Stores, Inc. He is a Class III director with a term expiring in 2006.

The Board of
Directors

Michael E.J. Phelps *
Director since 2002
Chairman, Dornoch Capital Inc., investment company
Chairman, Duke Energy Canadian Advisory Council
Age 56

Mr. Phelps was named Chairman, Dornoch Capital Inc. in 2003 and Chairman, Duke Energy Canadian Advisory Council in 2002. He served as Chairman and Chief Executive Officer of Westcoast Energy Inc. from 1992 to 2002. He is a director of Canfor Corporation, Canadian Pacific Railway Company and Fairborne Energy Ltd.

James T. Rhodes, Ph.D. *
Director since 2001
Retired Chairman, President and CEO, Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation
Age 62

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations from 1998 to 1999 and Chairman, President and CEO from 1999 until 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. He is a member of the Electric Power Research Institute's Advisory Council.

Beneficial
Ownership

The following table indicates how much Duke Energy Common Stock was beneficially owned by the current directors, the current and former executive officers listed in the Summary Compensation Table under "Compensation" below (referred to as the Named Executive Officers), and by all current directors and executive officers as a group as of March 2, 2004.

•
The shares listed as "Beneficially Owned" include shares held as of March 2, 2004, in Duke Energy's employee benefit plans.

•
Beneficial ownership of shares by current directors and executive officers as a group represents beneficial ownership of less than 1% of the outstanding shares of Duke Energy Common Stock.

Name or Identity of Group	Total Shares Beneficially Owned[1]

P.M. Anderson[2]	454,754
G.A. Bernhardt, Sr.	46,146
R.W. Blackburn	682,887
R.P. Brace	410,321
R.J. Brown	31,002
W.T. Esrey	70,384
F.J. Fowler[2]	964,519
A.M. Gray	54,064
G.D. Johnson, Jr.	852,362	[3]
A.M. Lennon	44,885
L.E. Linbeck, Jr.	65,018
J.G. Martin	26,799
R.J. Osborne[2]	402,962
M.E.J. Phelps	75,079
R.B. Priory	1,818,343
J.T. Rhodes	11,377
R.G. Shaw[2]	472,215
Directors and executive officers as a group (19)	4,344,052

1
Includes the following number of shares with respect to which directors and Named Executive Officers have the right to acquire beneficial ownership within sixty days of March 2, 2004: G.A. Bernhardt, Sr., 42,544; R.W. Blackburn, 647,650; R.P. Brace, 408,306; R.J. Brown, 24,888; W.T. Esrey, 31,459; F.J. Fowler, 849,908; A.M. Gray, 36,236; G.D. Johnson, Jr., 47,144; A.M. Lennon, 43,569; L.E. Linbeck, Jr., 30,684; J.G. Martin, 24,368; R.J. Osborne, 365,300; M.E.J. Phelps, 5,055; R.B. Priory, 1,771,991; J.T. Rhodes, 3,721; R.G. Shaw, 458,950; directors and executive officers as a group (19), 2,635,789. Number of shares that directors have a right to acquire based on conversion of phantom stock is based on the closing price of Duke Energy Common Stock on March 2, 2004.

2
Current Named Executive Officers also own Common Stock equivalents, including phantom stock and performance shares, under Duke Energy executive compensation and benefits arrangements as of March 2, 2004, in the following amounts: P.M. Anderson, 600,000; F.J. Fowler, 90,329; R.J. Osborne, 66,544; R.G. Shaw, 50,727.

3
Mr. Johnson disclaims beneficial ownership of 200,000 shares.

Beneficial
Ownership

The following table indicates how much and what percentage of Duke Energy Common Stock was beneficially owned by each person known to Duke Energy to be the beneficial owner of five percent (5%) or more of Duke Energy's Common Stock as of February 13, 2004, the date upon which such holder filed a Schedule 13G with the Securities and Exchange Commission.

	Shares of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned[1]	Percentage[1]

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	73,225,940	8.1%

1
According to the Schedule 13G, Capital Research and Management Company reported it is deemed to be the beneficial owner of 73,225,940 shares or 8.1% of the 909,298,840 shares of Duke Energy Common Stock that Capital Research and Management Company believed to be outstanding as of the date of the Schedule 13G as a result of acting as investment adviser to various investment companies. The shares of Duke Energy Common Stock reported by Capital Research and Management Company on the Schedule 13G include 1,765,840 shares resulting from the assumed settlement of the purchase contracts underlying 2,753,100 Duke Energy Equity Units, which settlement is scheduled for May 18, 2004, pursuant to the terms of the Equity Units.

The following table shows how many units of limited partnership interests in TEPPCO Partners, L.P. were beneficially owned as of March 2, 2004, by Named Executive Officers, and by current executive officers of Duke Energy as a group. No directors of Duke Energy owned such units on that date. TEPPCO Partners, L.P. is a publicly traded master limited partnership, and Texas Eastern Products Pipeline Company, LLC, an indirect subsidiary of Duke Energy, is its general partner. As of March 2, 2004, the number of units beneficially owned by current executive officers of Duke Energy as a group was less than 1% of the outstanding units. None of these persons had the right to acquire units within 60 days after March 2, 2004.

Name or Identity of Group	Number of Units Beneficially Owned

F. J. Fowler	3,100
R. J. Osborne	2,000
R.G. Shaw	900
Executive officers as a group (9)	9,514

Information on
the Board of
Directors

Board Meetings and Attendance

The Board of Directors had 12 meetings during 2003. No director attended less than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served. The average overall attendance percentage for meetings of the Board of Directors in 2003 was 94.6% and for meetings of Board committees was 94.1%. The presiding director for each meeting of the nonmanagement directors is chosen on an ad hoc basis by the directors present at each such meeting. Directors are encouraged to attend the annual meeting of shareholders. All directors except one attended the 2003 annual meeting of shareholders.

Board Committees

The Board of Directors has the five standing committees described below:

•
The Audit Committee appoints Duke Energy's independent auditors; provides independent oversight for financial reporting and internal controls, the internal audit function and the independent auditors; determines the independence of auditors; and makes recommendations on audit matters and internal controls to the Board of Directors.

•
The Compensation Committee sets the salaries and other compensation of all executive officers of Duke Energy. This committee also makes recommendations to the Board of Directors on compensation for outside directors.

•
The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors, within the limits of the Restated Articles of Incorporation and By-Laws, as amended, and recommends potential successors to the Chief Executive Officer. This committee also considers nominees recommended by shareholders for the Board of Directors. This committee may engage an external search firm or third party to identify or evaluate or to assist in identifying or evaluating a potential nominee.

•
The Finance and Risk Management Committee reviews Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, and determines whether actions taken by management with respect to financial matters are consistent with Duke Energy's internal controls.

•
The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management authority, responsibility or accountability.

Independence of Directors

The Board of Directors may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with Duke Energy, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board between annual meetings, at such time.

The Board of Directors has determined that all but one of its nonemployee directors are independent under the listing standards of the New York Stock Exchange. In reaching this conclusion, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Duke Energy and its subsidiaries.

Information on
the Board of
Directors

As part of this determination, the Board of Directors adopted the following categorical standards for relationships that are deemed not to impair a director's independence:

Relationship	Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
The director or immediate family member holds securities issued publicly by Duke Energy or its subsidiaries.	The director or immediate family member can receive no extra benefit not shared on a pro rata basis.
The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other	• The compensation cannot be contingent in any way on continued service, and
compensation unrelated to director or meeting fees, from Duke Energy or its subsidiaries.	• the director has not been employed by Duke Energy or any company that was a subsidiary of Duke Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Duke Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Business Relationships

Payments for property or services are made between Duke Energy or its subsidiaries and a company associated* with the director or	• Payment amounts must not exceed the greater of $1,000,000 or 2% of the associated company's revenues in any of its last three (or current) fiscal years, and
immediate family member who is an executive officer of the associated company.	• Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.
Indebtedness is outstanding between Duke Energy or its subsidiaries and a company associated* with the director or immediate	• Indebtedness amounts must not exceed 5% of the associated company's assets in any of its last three (or current) fiscal years, and
family member.	• Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	The business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	If the immediate family member lives in the director's home, the business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	None

Charitable Relationships

Charitable donations or pledges are made by Duke Energy or its subsidiaries to a charity associated* with the director or immediate family member.	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity's revenues in any of its last three (or the current or any future) fiscal years.

Information on
the Board of
Directors

Relationship	Requirements for Immateriality of Relationship

A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
Payments for property or services are made between Duke Energy or its subsidiaries and a charity associated* with the director or immediate family member.	Relationships must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms or subject to competitive bidding.

  *An "associated" company is one (a) for which the director or immediate family member is a general partner, principal or employee, or (b) of which the director and his or her immediate family members together own more than 5%. An "associated" charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. For purposes of the contribution relationship described under "Charitable Relationships" above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Compensation Committee Interlocks and Insider Participation

George Dean Johnson, Jr., has a brother who has a material interest in a private corporation that was paid $145,105 in 2003 by a Duke Energy affiliate for construction services that were not provided pursuant to a competitive bid.

Board Committee Membership Roster

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight

P.M. Anderson
G.A. Bernhardt, Sr.	X				X
R.J. Brown	X		X
W.T. Esrey	X
A.M. Gray		X	X	X	X
G.D. Johnson, Jr.				X *
A.M. Lennon	X *
L.E. Linbeck, Jr.		X *		X
J.G. Martin		X	X *		X
M.E.J. Phelps			X	X
J.T. Rhodes	X				X *
Number of meetings in 2003	14	10	5	13	0**

* Chair
** Established in 2004

Audit Committee and Audit Committee Financial Expert

All the members of the Audit Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence. In addition, each Audit Committee member meets the independence requirements for audit committee membership under existing New York Stock Exchange rules as well as the rules and regulations of the Securities and Exchange Commission.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A and is available through the Duke Energy website at www.duke-energy.com.

Information on
the Board of
Directors

The Board of Directors has determined that the Audit Committee has two audit committee financial experts, William T. Esrey and James T. Rhodes, who are independent directors.

Compensation Committee

All the members of the Compensation Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available through the Duke Energy website at www.duke-energy.com.

Corporate Governance Committee and Nomination of Directors

All the members of the Corporate Governance Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence.

The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available through the Duke Energy website at www.duke-energy.com.

The Corporate Governance Committee of the Board of Directors recommends nominees to the Board of Directors, within the limits of the Restated Articles of Incorporation and By-Laws, as amended. The Corporate Governance Committee believes that each nominee for election to the Board of Directors should:

•
Possess fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness.

•
Have a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group.

•
Have, as a general rule, a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization.

•
Be the present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations.

•
Have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders.

•
Have the ability and be willing to spend the time required to function effectively as a director.

•
Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director.

•
Have independent opinions and be willing to state them in a constructive manner.

•
Be a shareholder of Duke Energy (within a reasonable time of election to the Board).

Any shareholder who desires to recommend an individual as a nominee to the Board of Directors should submit the recommendation in writing to the Corporate Secretary, Duke Energy Corporation, P. O. Box 1006, Charlotte, NC 28201-1006 with the proper notice, as provided in the By-Laws, as amended, between 90 and 120 days prior to the first anniversary of the previous year's annual meeting (for the 2005 annual meeting, the Corporate Secretary must receive this notice on or after January 13, 2005, and on or before February 12, 2005), and should include the following information:

•
the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s),

•
the name, age, business address and principal occupation and employment of the recommended nominee,

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee,

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules,

Information on
the Board of
Directors

•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience over the past five years, (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy or Duke Energy's management,

•
a description of any business or personal relationships between the recommended nominee and the recommending shareholder(s),

•
a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and (2) affirming the recommended nominee's willingness to be a director, and

•
if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the Securities and Exchange Commission.

The Corporate Governance Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the Corporate Governance Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the Corporate Governance Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the Corporate Governance Committee or as many members as can do so to meet the potential nominees. The Corporate Governance Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by Duke Energy's shareholders at the next annual meeting of shareholders.

Resignation and Retirement Policies

Members of the Board of Directors are required to submit their resignations when they change employment or have another significant change in their professional roles and responsibilities. The normal retirement of those individuals who were members of the Board of Directors when the policy was adopted in 1998 is not considered a change for this purpose. The Corporate Governance Committee will determine whether any such resignation will be accepted.

Duke Energy's Board of Directors retirement policy states that normal retirement for each director will occur at the annual shareholders meeting following his or her seventieth birthday.

Compensation of Directors

Annual Retainer and Fees. Duke Energy pays outside directors an annual retainer of $40,000. Duke Energy also pays an outside director serving as Chairman of the Compensation, Corporate Governance, Nuclear Oversight or Finance and Risk Management Committee an additional $4,000 per year. An outside director serving as Chairman of the Audit Committee is paid $8,000 per year. Outside directors also receive a fee of $1,000 for attendance at each meeting of the Board of Directors, each committee meeting except the Audit Committee, and other functions requiring their presence, together with expenses of attendance. Outside directors serving on the Audit Committee receive a fee of $2,000 for attendance at each meeting. Fees for attendance at committee meetings are not limited for attendance at different committee meetings held on the same day, but are limited for attendance at multiple meetings of the same committee when held in association with a particular Board of Directors meeting.

A director may elect either to receive 50% of his or her retainer and attendance fees in the form of Duke Energy Common Stock or to defer, until termination of his or her service on the Board of Directors, that portion to an unfunded

Information on
the Board of
Directors

account for the director's benefit, the balance of which is adjusted for the performance of a phantom investment option that is based on Duke Energy Common Stock or for the performance of such other phantom investment option to which the director has subsequently elected to transfer all or a portion of the balance. Similarly, a director may elect either to receive the remaining 50% of such compensation in cash or to defer, until termination of his or her service on the Board of Directors, that portion to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of those phantom investment options, including the Duke Energy Common Stock phantom investment option, that the director elects. The outside director will receive, generally upon termination of his or her service from the Board of Directors, deferred retainer and attendance fees in shares of Duke Energy Common Stock equal in market price to the portion of his or her account balance then "invested" in the Duke Energy Common Stock phantom investment option, with any remaining balance received in cash, on the basis of the distribution schedule that he or she has chosen.

Stock Awards and Stock Options. In January and July of each year, each outside director is credited with 200 phantom stock units, represented by an amount equal to the market price of a like number of shares of Duke Energy Common Stock, in an unfunded account for the director's benefit. The account balance is adjusted for the performance of the Duke Energy Common Stock phantom investment option or for the performance of such other phantom investment option to which the director has subsequently elected to transfer all or a portion of the balance. The outside director will receive, generally upon termination of his or her service from the Board of Directors, shares of Duke Energy Common Stock equal in market price to his or her account balance then "invested" in the Duke Energy Common Stock phantom investment option, with any remaining balance received in cash, on the basis of the distribution schedule that he or she has chosen.

Awards to outside directors under the Duke Energy 1998 Long-Term Incentive Plan are approved at the same time annual long-term incentive awards to executive officers are approved. During 2003, each outside director was granted an option for 4,000 shares. The 2004 grant, consisting of 1,500 phantom stock units to each outside director, was approved on February 24, 2004, consistent with the approval of 2004 awards to executive officers.

Arrangement with Outgoing Westcoast Chief Executive Officer. Pursuant to an arrangement made in connection with Duke Energy's acquisition of Westcoast Energy, director Michael E.J. Phelps, the former Chairman and Chief Executive Officer of Westcoast Energy, entered into a noncompete agreement that expired in March 2004, under which he received C$41,000 monthly. Pursuant to the agreement, Mr. Phelps received a lump-sum payment in the amount of C$2,000,000 upon expiration of the agreement on March 14, 2004.

Charitable Giving Program. After ten years on the Board of Directors, eligible directors participate in the Directors' Charitable Giving Program. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that Duke Energy make donations under this program during the director's lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. Duke Energy maintains life insurance policies upon eligible directors to fund donations under the program. Eligible directors include only those who were members of the Board of Directors on February 18, 1998, and certain former directors who previously qualified for this benefit.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) of 4,000 shares. The targeted ownership level has been met by all directors.

Report of the
Audit Committee

The Audit Committee of the Board of Directors is composed entirely of nonemployee directors. The Board of Directors has determined that each of the Audit Committee members has met the independence and expertise requirements of the New York Stock Exchange, the Securities and Exchange Commission and Duke Energy's categorical standards for independence, as discussed under the caption "Audit Committee and Audit Committee Financial Expert" under "Information on the Board of Directors" above in this proxy statement. The Audit Committee's responsibilities are described under the caption "Board Committees" under "Information on the Board of Directors" above in this proxy statement. The Board of Directors adopted a revised written charter for the Audit Committee in February 2004, a copy of which is attached as Appendix A to this proxy statement and is also available through the Duke Energy website at www.duke-energy.com. The Audit Committee held 14 meetings during 2003.

The financial statements of Duke Energy are prepared by management, which is responsible for their objectivity and integrity. With respect to the financial statements for the calendar year ended December 31, 2003, the Audit Committee reviewed and discussed the audited financial statements and the quality of financial reporting with management and the independent auditors. It also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received and discussed with the independent auditors the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditors the independent auditors' independence and has also considered the compatibility of nonaudit services with the auditors' independence.

Based upon the reviews and discussions referred to above, and pursuant to delegation of authority by the Board of Directors, the Audit Committee authorized the inclusion of the audited financial statements in Duke Energy's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to shareholder ratification, Duke Energy's independent auditors for 2004.

This report has been provided by the Audit Committee.

A. Max Lennon, Chairman
G. Alex Bernhardt, Sr.
Robert J. Brown
William T. Esrey
James T. Rhodes

Report of the
Compensation
Committee

The Committee's Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors, all of whom are independent under the currently applicable standards of the New York Stock Exchange. The Compensation Committee is responsible for setting and administering policies which govern Duke Energy's executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2003.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

•
Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and lines of business;

•
Motivate executives and key employees to achieve strong financial and operational performance;

•
Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•
Reward individual performance;

•
Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and

•
Encourage long-term commitment to Duke Energy.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Board of Directors has adopted stock ownership guidelines for executive officers and other members of senior management. The target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) is established as a fixed number of shares. The target level for the Chairman of the Board and Chief Executive Officer is 100,000 shares. During 2003, the Compensation Committee approved a new target ownership level of 50,000 shares for the President and Chief Operating Officer position created in late 2002 and currently held by Mr. Fowler. The target level for certain other executive officers, including Mr. Osborne and Dr. Shaw, is 28,000 shares. Each employee subject to the guidelines is expected to achieve the ownership target within five years from the date on which the employee became subject to the guidelines. All executive officers whose stock ownership guideline target date was on or before January 1, 2004, have met the ownership target. Common Stock beneficially held for an executive's Duke Energy Retirement Savings Plan account, Common Stock equivalents earned through nonqualified deferred compensation programs and any other beneficially owned Common Stock can be included by executives in demonstrating compliance with the guidelines. Shares that executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for guideline purposes.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements and independent consultants to assess Duke Energy's competitive position with respect to the following three components of executive compensation:

•
base salary;
•
annual incentives; and
•
long-term incentive compensation.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

•
Base Salary:  Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, internal comparisons, and competitive data obtained from consultants and staff research. The goal for the base salary component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions and markets. The Compensation Committee approves all salary increases for executive officers. No base salary increases for 2003 were approved for Messrs. Priory, Fowler, Brace, Osborne or Blackburn or for Dr. Shaw. Mr. Priory received a base salary increase effective February 1, 2002, and, in

Report of the
Compensation
Committee

connection with his election as President and Chief Operating Officer, Mr. Fowler received a base salary increase effective December 1, 2002, both as reflected in the proxy statement for the 2003 annual meeting, resulting in total base salary in 2003 for each of Messrs. Priory and Fowler being greater than their respective total base salary in 2002. Mr. Anderson does not receive a base salary.

•
Annual Incentives:  Annual cash incentives are provided to executives to promote the achievement of performance objectives of Duke Energy and the executive's particular business unit. In 2003, the Compensation Committee administered the Duke Energy Corporation Executive Short-Term Incentive Plan that permitted the award of annual cash incentives to executive officers, including the Named Executive Officers set forth in the Summary Compensation Table under "Compensation" below. Target incentive opportunities for executives under the plan are established as a percentage of base salary, using survey data for individuals in comparable positions and markets and internal comparisons. Incentive amounts are intended to provide competitive incentive amounts for individuals in comparable positions and markets when target performance is achieved. Incentive amounts may equal up to 200% of target when outstanding financial results are achieved.

Awards under the Executive Short-Term Incentive Plan to Named Executive Officers, except for the award to Dr. Shaw, were calculated based upon Duke Energy's earnings per share (EPS) and cash flow before dividends and asset sales (Cash Flow) results. Dr. Shaw's award was calculated based upon Duke Energy's EPS and Cash Flow and Duke Power's earnings before interest and taxes (EBIT) and economic profit (EP) results. The Compensation Committee established minimum, target and maximum performance levels for each performance goal during the first quarter of 2003, and Named Executive Officers could receive up to 200% of their short-term incentive targets. Target payment opportunities for each performance goal were equally weighted. No payment associated with the EPS goal was made to the Named Executive Officers based on 2003 EPS performance. Cash Flow performance for 2003 resulted in payments of 100% of bonus targets to the Named Executive Officers, except for Dr. Shaw. In determining the bonuses for Named Executive Officers, the Compensation Committee excluded certain transactions with respect to the EPS and Cash Flow goals that were in the best interests of Duke Energy, its employees and its shareholders. However, since exclusion of these transactions had no impact on the performance results or bonus payments made to Named Executive Officers with respect to these goals, such action by the Compensation Committee resulted in no loss of a tax deduction under Section 162(m) of the Internal Revenue Code. Performance for 2003 for the combination of EPS, Cash Flow, and Duke Power EBIT and EP goals resulted in a payment of 64% of bonus target to Dr. Shaw. In determining Dr. Shaw's bonus, the Compensation Committee excluded certain transactions with respect to the Duke Power EP goal, which resulted in a payment for this goal which otherwise would not have been made if the transactions had been included, in order to achieve internal alignment with other employees who had Duke Power EP as a performance goal and for whom such transactions were excluded for purposes of determining incentive payments. It is not expected that this action by the Compensation Committee will result in the loss of a tax deduction under Section 162(m) of the Internal Revenue Code. Mr. Anderson does not have an annual cash incentive opportunity.

Awards under the Executive Short-Term Incentive Plan to executive officers, other than the Named Executive Officers, were determined on the basis of a combination of: (1) EPS measures, (2) Cash Flow measures, (3) EBIT (earnings before interest and taxes) equivalent measures unique to individual business groups and (4) individual objectives. EPS measures, Cash Flow measures, EBIT equivalent measures unique to individual business groups, if applicable, and individual objectives determined, on average, 0%, 37%, 39% and 24%, respectively, of each executive officer's bonus.

•
Long-Term Incentive Compensation:  The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention and stock ownership.

On February 25, 2003, following completion of a comprehensive review of Duke Energy's executive compensation programs by its independent compensation consultant, the

Report of the
Compensation
Committee

Compensation Committee awarded the annualized value of each executive officer's long-term incentive value as fifty percent (50%) each in the form of nonqualified stock options and performance shares. For 2002 and 2001, executives could elect to receive up to 30% and 20%, respectively, of the annualized value of their long-term incentive compensation in the form of phantom stock, with the remainder being provided in the form of stock options. All awards of nonqualified stock options, performance shares and phantom stock were granted under the Duke Energy 1998 Long-Term Incentive Plan.

The purpose of stock options, performance shares and phantom stock is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the annualized value of long-term incentive compensation made to other executives and management employees in comparable positions and markets (target value) and then dividing the portion of target value awarded in the form of stock options by an expected present value of the option, as determined by using the Black-Scholes option pricing model. The number of performance shares and phantom stock units granted is determined by dividing the portion of target value awarded to executives in the form of performance shares and phantom stock units by the fair market value of a share of Duke Energy Common Stock on the date of grant. Because the grant of 2003 long-term incentive awards was deferred from December 19, 2002, pending completion of the executive compensation program review, the Compensation Committee used the higher fair market value of a share of Duke Energy Common Stock on that date, rather than the fair market value on the grant date of February 25, 2003, to determine the number of nonqualified stock options and performance shares awarded.

In determining the number of options, performance shares and phantom stock units to be awarded, the Compensation Committee, or, in some cases, its designee, also considers the grant recipient's qualitative and quantitative performance, the size of stock option and other stock-based awards in the past, and expectations of the grant recipient's future performance.

Executives could elect to receive stock options in lieu of up to 50% of their annual cash bonus for 2002 and 2001 performance under the Short-Term Incentive Exchange Program. Under this program, participants received a nonqualified stock option whose present value on the grant date was two times the amount of cash bonus exchanged. The exercise price was equal to the fair market value of Duke Energy Common Stock on the grant date. Because executives elected to forego cash compensation to receive options under the program, the options vested 100% at grant. This program was discontinued effective with the 2003 performance year.

Messrs. Fowler, Brace and Osborne earned no incentives in 2002 (as shown in the Summary Compensation Table under "Compensation" below) and consequently received no awards of nonqualified stock options under this program pursuant to their election to exchange 30%, 50% and 40%, respectively, of their incentives for a stock option. An award of nonqualified stock options under this program to an executive officer who was not a Named Executive Officer, for incentives earned in 2002, was made in early 2003 under the Duke Energy 1998 Long-Term Incentive Plan.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, Duke Energy may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under Duke Energy plans and programs now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer

Report of the
Compensation
Committee

and informs the Board of Directors of any adjustments. In 2003, the Compensation Committee retained the consulting firm of Frederic W. Cook and Co. to conduct a review of the compensation of the current and prior Chief Executive Officers. The Chief Executive Officer participates in the same programs and receives compensation based upon the same criteria as Duke Energy's other executive officers. However, the Chief Executive Officer's compensation reflects the greater policy- and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of Duke Energy and its financial and operating results.

Mr. Anderson was elected Chairman of the Board and Chief Executive Officer effective November 1, 2003, concurrent with Mr. Priory's resignation from that position. The employment agreement between Duke Energy and Mr. Anderson (as described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below) establishes that Mr. Anderson's compensation will be provided solely in the form of stock-based compensation, in lieu of base salary, annual cash incentives and certain employee benefits. The purpose of the structure of this compensation package is to directly align Mr. Anderson's compensation with shareholders by making his compensation contingent upon stock price, Duke Energy performance and dividend yield. In accordance with his employment agreement, Mr. Anderson received a nonqualified stock option award with respect to 1,100,000 shares, a performance share award for 360,000 shares and a phantom stock award for 285,000 units, as described in the Summary Compensation Table and "Option Grants in 2003" under "Compensation" below. All of the awards to Mr. Anderson were granted under the Duke Energy 1998 Long-Term Incentive Plan on November 17, 2003.

It is the Compensation Committee's intention that, when taken together, the value of Mr. Anderson's compensation will result in compensation which approximates the 50th percentile of the market when incentive plan performance expectations are met and in compensation as high as the 75th percentile of the market when incentive plan performance expectations are exceeded.

The components of Mr. Priory's 2003 compensation were:

•
Base Salary:  After considering Duke Energy's overall performance and competitive practices, the Compensation Committee approved no increase in Mr. Priory's base salary during 2003.

•
Annual Incentives:  Annual incentive compensation for Mr. Priory was based upon EPS and Cash Flow results. Based upon 2003 EPS performance which was below the threshold performance level, and Cash Flow performance which was above the maximum performance level, Mr. Priory received a payment of $1,090,011, representing 100% of his target opportunity.

•
Long-Term Incentive Compensation:  In February 2003, Mr. Priory received a stock option award for 490,800 shares of Duke Energy Common Stock with an exercise price at fair market value on the date of grant ($13.77), and a performance share award for 155,710 shares. The stock option has a ten-year term and will vest 25% on each of the first four anniversaries of the grant date. Between 50% and 100% of the performance shares was to vest on the second through fifth anniversaries of the grant date based upon achievement of 2003 EPS within a specified range. Based upon 2003 EPS performance, all shares in Mr. Priory's performance share award were forfeited.

The Compensation Committee conducts its annual review of Chief Executive Officer performance and compensation in February of each year to assure thorough consideration of year-end results.

It was the Compensation Committee's intention that, when taken together, the components of Mr. Priory's pay, including base salary, annual incentives and long-term incentives, would result in compensation which approximated the 50th percentile of the market when incentive plan performance expectations were met and in compensation as high as the 75th percentile of the market when incentive plan performance expectations were exceeded.

This report has been provided by the Compensation Committee, as constituted on December 31, 2003.

Leo E. Linbeck, Jr., Chairman
George Dean Johnson, Jr.
James G. Martin

Performance
Graph

Comparison of Five-Year Cumulative Total Return Among Duke Energy Corporation,
S&P 500 Index and DJ Utilities

Compensation

Summary Compensation Table

The following table sets forth information regarding compensation to the current Chief Executive Officer, the prior Chief Executive Officer, the other four most highly compensated executive officers of Duke Energy who were serving as executive officers at the end of 2003 and one additional individual (Robert P. Brace) who would have been among the four highest paid executive officers had he been serving in that capacity at the end of 2003, for services to Duke Energy for the years ended December 31, 2003, 2002, and 2001.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)[5]	Other Annual Compensation ($)	Restricted Stock Award(s) ($)[7,8]	Securities Underlying Options/SARS (#)	LTIP Payouts ($)[9]	All Other Compensation ($)[10]

Paul M. Anderson[1] Chairman of the Board and Chief Executive Officer	2003	0	0	0	11,255,250	1,100,000
Richard B. Priory[2] Former Chairman of the Board and Chief Executive Officer	2003 2002 2001	1,200,012 1,191,678 1,088,544	1,090,011 0 2,177,088	268,857 575,135 319,150	2,144,127 1,679,552 996,991	490,800 408,400 400,000	2,219,167	128,725 274,518 224,202
Fred J. Fowler President and Chief Operating Officer	2003 2002 2001	670,009 559,996 500,004	603,000 0 750,006	46,237 63,866 79,305	878,113 535,810	201,000 42,100 119,000	532,600	44,102 77,068 209,961
Robert P. Brace[3] Former Executive Vice President and Chief Financial Officer	2003 2002 2001	579,996 579,996 550,000	405,997 0 715,000	115,882[6] 336,731 1,126,722	557,410 1,330,759	127,600 66,800 406,200		37,422 58,872 26,498
Richard J. Osborne Group Vice President, Public and Regulatory Policy	2003 2002 2001	540,000 540,000 500,004	405,000 0 750,006	47,493 69,072 70,960	566,222 486,072	129,600 28,000 107,800	514,847	45,933 78,795 69,194
Richard W. Blackburn[4] Former Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	2003 2002 2001	500,004 500,004 474,996	350,003 0 617,495	27,264 54,654 44,748	480,573 412,596	110,000 57,700 91,500	248,547	30,000 48,525 59,699
Ruth G. Shaw President, Duke Power Company	2003 2002 2001	500,004 500,004 474,996	223,152 0 617,495	25,294 38,282 37,279	480,573 412,596	110,000 91,500	248,547	35,249 70,861 62,739

Note:	1.	Mr. Anderson's compensation is solely stock-based. His award value reflected in the Restricted Stock Awards column reflects compensation through 2006. Over half of this value is contingent upon his performance (i.e., "at risk"). Mr. Anderson will not receive payment on any of the awards reflected in the Restricted Stock Awards column until his employment ends, other than dividend equivalents or in certain limited circumstances. Details are set forth in notes 7 and 8 below and under "Employment Contracts and Termination of Employment and Change in Control Arrangements" below.
	2.	Amounts shown in the Restricted Stock Awards column for 2003 for all other Named Executive Officers represent performance shares that were forfeited because the 2003 earnings per share goal was not met. Details are set forth in notes 7 and 8 below.

1
Mr. Anderson was elected Chairman of the Board and Chief Executive Officer effective November 1, 2003.

2
Mr. Priory resigned as Chairman and Chief Executive Officer effective November 1, 2003.

3
Mr. Brace resigned as Executive Vice President and Chief Financial Officer effective November 21, 2003.

Compensation

4
Mr. Blackburn resigned as Executive Vice President, General Counsel, Chief Administrative Officer and Secretary effective January 1, 2004.

5
Messrs. Fowler, Brace, Osborne and Blackburn elected to forego a portion of their 2001 cash bonus, as shown, for stock options under the Short-Term Incentive Exchange Program described in the Report of the Compensation Committee above as follows: Mr. Fowler, $225,002 for 42,100 option shares; Mr. Brace, $357,500 for 66,800 option shares; Mr. Osborne, $150,001 for 28,000 option shares; Mr. Blackburn, $308,747 for 57,700 option shares. The awards were granted under the Duke Energy 1998 Long-Term Incentive Plan on January 17, 2002, at the fair market value on that date of $38.33, as provided under the plan. The number of option shares awarded was calculated by dividing the foregone cash by 50% of the present value of a share of Duke Energy Common Stock on the date of grant. The options were 100% vested at grant.

6
Includes payments totaling $65,408 for financial planning services in connection with Mr. Brace's employment package.

7
Mr. Anderson received an award of performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan upon his employment with Duke Energy. The award was made on November 17, 2003. Performance shares are represented by units denominated in shares of Duke Energy Common Stock. Each performance share represents the right to receive, upon vesting, one share of Duke Energy Common Stock. Up to one hundred twenty thousand (120,000) shares will vest on each of December 31, 2004, December 31, 2005, and December 31, 2006, subject to achievement of performance goals to be established for calendar years 2004, 2005, and 2006, respectively. Any shares subject to vesting in calendar years 2004, 2005, and 2006 that do not vest as a result of achieving performance goals associated with those years will be forfeited. Payment of any vested performance shares will be made in shares of Duke Energy Common Stock to Mr. Anderson upon termination of his employment with Duke Energy. The performance share award also grants an equal number of dividend equivalents, which represent the right to receive cash payments equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by the performance shares awarded, less any shares forfeited based on performance, until termination of Mr. Anderson's employment with Duke Energy. Mr. Anderson's aggregate performance share holdings at December 31, 2003, were 360,000 shares, with a value on that date of $7,362,000. Other payment conditions with respect to Mr. Anderson's performance share award are described in more detail in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

Awards made in 2003 to Messrs. Priory, Fowler, Brace, Osborne and Blackburn and Dr. Shaw are performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan. The awards were made on February 25, 2003. Performance shares are represented by units denominated in shares of Duke Energy Common Stock. Each performance share represented the right to receive, upon vesting, one share of Duke Energy Common Stock. Between fifty percent (50%) and one hundred percent (100%) of the shares awarded were eligible for vesting based upon achievement of Duke Energy 2003 earnings per share (EPS) within a specified range. Based on 2003 EPS, all performance shares in each award were forfeited.

8
Mr. Anderson received an award of phantom stock granted under the Duke Energy 1998 Long-Term Incentive Plan upon his employment with Duke Energy. The award was made on November 17, 2003. Phantom stock is represented by units denominated in shares of Duke Energy Common Stock. Each phantom stock unit represents the right to receive, upon vesting, one share of Duke Energy Common Stock. Forty-five thousand (45,000) units of the phantom stock award to Mr. Anderson vested on January 1, 2004. The remaining 240,000 units will vest in quarterly installments of 20,000 units beginning April 1, 2004, and ending on January 1, 2007. Payment of vested phantom stock units will be made in shares of Duke Energy Common Stock to Mr. Anderson upon termination of his employment with Duke Energy. The phantom stock award also grants an equal number of dividend equivalents, which represent the right to receive cash payments equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by the phantom stock units awarded, until termination of Mr. Anderson's employment with Duke Energy. Other payment conditions with respect to Mr. Anderson's phantom stock award are described in more detail

Compensation

in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

Messrs. Priory, Fowler, Brace, Osborne and Blackburn and Dr. Shaw elected to receive a portion of the value of the long-term incentive component of their 2002 compensation in the form of phantom stock. Messrs. Priory, Fowler and Osborne also elected to receive a portion of the value of the long-term incentive component of their 2001 compensation in the form of phantom stock. The awards were granted under the Duke Energy 1998 Long-Term Incentive Plan. The 2002 awards for Messrs. Fowler, Brace, Osborne and Blackburn and Dr. Shaw were made on December 19, 2001. The 2001 awards for Messrs. Fowler and Osborne were made on December 20, 2000. Mr. Priory's 2002 and 2001 awards were made on February 26, 2002, and February 27, 2001, respectively. Phantom stock is represented by units denominated in shares of Duke Energy Common Stock. Each phantom stock unit represents the right to receive, upon vesting, one share of Duke Energy Common Stock. One quarter of the award vests on each of the first four anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. The awards fully vest in the event of the recipient's death or disability or a change in control of Duke Energy as specified in the plan. If the recipient's employment terminates other than on account of retirement, death or disability, any unvested shares remaining on the termination date are forfeited. The phantom stock award also grants an equal number of dividend equivalents, which represent the right to receive cash payments equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by the phantom stock units awarded, until the related phantom stock units vest or are forfeited.

The aggregate number of phantom stock units held by Messrs. Anderson, Priory, Fowler, Brace, Osborne and Blackburn and Dr. Shaw at December 31, 2003, and their values on that date are as follows:

	Number of Phantom Stock Units	Value At December 31, 2003
Paul M. Anderson	285,000	$5,828,250
Richard B. Priory	48,728	996,488
Fred J. Fowler	8,690	177,711
Robert P. Brace	6,346	129,776
Richard J. Osborne	8,030	164,214
Richard W. Blackburn	5,476	111,984
Ruth G. Shaw	5,476	111,984

Note:
This table includes phantom stock units granted in 2000, 2001 and 2003. Phantom stock units granted in 2001 and 2003 are included in the totals shown under the "Long-Term Compensation" portion of the Summary Compensation Table above and are not additional compensation. All of Mr. Anderson's phantom stock unit holdings shown in this table were granted in 2003 and are included in the "Long-Term Compensation" portion of the Summary Compensation Table.

Mr. Brace received an award of restricted stock upon his employment with Duke Energy. Mr. Brace's aggregate restricted stock holdings at December 31, 2003, were 20,000 shares, with a value on that date of $409,000. Dividends are paid on such shares. The shares vested on January 1, 2004.

9
Amounts shown represent the dollar value of Duke Energy Common Stock paid in 2002 based on achievement in 2000 of a target total shareholder return goal. Pursuant to the terms of the performance share awards granted in 1999, no payments under the award could occur prior to the third anniversary of the date of the award. Each of the executives receiving these payments, except Dr. Shaw, elected to defer them in the form of stock units held in accounts in the Duke Energy Corporation Executive Savings Plan.

Compensation

10
All Other Compensation column includes the following for 2003:

a.
Matching contributions under the Duke Energy Retirement Savings Plan as follows:

Richard B. Priory	$12,000
Fred J. Fowler	$12,000
Robert P. Brace	$12,000
Richard J. Osborne	$10,940
Richard W. Blackburn	$12,000
Ruth G. Shaw	$12,000
  b.
  Make-whole matching contribution credits under the Duke Energy Corporation Executive Savings Plan as follows:

Richard B. Priory	$0
Fred J. Fowler	$27,200
Robert P. Brace	$22,800
Richard J. Osborne	$21,460
Richard W. Blackburn	$18,000
Ruth G. Shaw	$18,000
  c.
  Above-market interest earned on account balances in the Duke Energy Corporation Executive Savings Plan, Supplemental Account as follows:

Richard B. Priory	$20,434
Fred J. Fowler	$0
Robert P. Brace	$0
Richard J. Osborne	$10,565
Richard W. Blackburn	$0
Ruth G. Shaw	$2,354
  d.
  Economic value of life insurance coverage provided under life insurance plans as follows:

Richard B. Priory	$23,172
Fred J. Fowler	$4,902
Robert P. Brace	$2,622
Richard J. Osborne	$2,968
Richard W. Blackburn	$0
Ruth G. Shaw	$2,895
  e.
  The economic benefit of split-dollar life insurance coverage pursuant to the Duke Energy Estate Conservation Plan as follows:

Richard B. Priory	$149
Fred J. Fowler	$0
Robert P. Brace	$0
Richard J. Osborne	$0
Richard W. Blackburn	$0
Ruth G. Shaw	$0
  f.
  Imputed income associated with premium payments on split-dollar life insurance coverage pursuant to the Duke Energy Estate Conservation Plan as follows:

Richard B. Priory	$72,970
Fred J. Fowler	$0
Robert P. Brace	$0
Richard J. Osborne	$0
Richard W. Blackburn	$0
Ruth G. Shaw	$0

Compensation

Option Grants in 2003

This table shows options granted to the Named Executive Officers during 2003, along with the present value of the options on the date they were granted, calculated as described in the footnote to the table. The grant to Paul M. Anderson was awarded on November 17, 2003, in connection with his election as Chairman of the Board and Chief Executive Officer.

Option/SAR Grants in Last Fiscal Year

					Grant Date Value
	Number of Shares Underlying Options/SARS Granted[1,2] (#)	Individual Grants
Name		% of Total Options/SARS Granted to Employees	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value[3] ($)

Paul M. Anderson	1,100,000	13.3%	17.45	11/17/2013	5,500,000
Richard B. Priory	490,800	6.0%	13.77	2/25/2013	2,144,796
Fred J. Fowler	201,000	2.4%	13.77	2/25/2013	878,370
Robert P. Brace	127,600	1.5%	13.77	2/25/2013	557,612
Richard J. Osborne	129,600	1.6%	13.77	2/25/2013	566,352
Richard W. Blackburn	110,000	1.3%	13.77	2/25/2013	480,700
Ruth G. Shaw	110,000	1.3%	13.77	2/25/2013	480,700

1
Duke Energy has not granted any stock appreciation rights (SARs) to the Named Executive Officers or any other persons.

2
Vested options in Mr. Anderson's award are not exercisable until January 1, 2007, unless his employment with Duke Energy terminates earlier.

3
Based on the Black-Scholes option valuation model. The following table lists key input variables used in valuing the options:

Input Variable	1,100,000 Share Option Grant to Paul M. Anderson	All Other Option Grants
Risk-free Interest Rate	4.54%	4.42%
Dividend Yield	4.03%	3.38%
Stock Price Volatility	37.37%	37.71%
Option Term	10 years	10 years

With respect to Mr. Anderson's 1,100,000 option grant, the volatility variable reflected historical monthly stock price trading data with respect to Duke Energy Common Stock from October 31, 2000, through October 31, 2003. With respect to all other option grants reflected in the table, the volatility variable reflected historical monthly stock price trading data with respect to Duke Energy Common Stock from November 30, 1999, through November 30, 2002. An adjustment was made with respect to each valuation for risk of forfeiture during any applicable vesting period. The actual value, if any, that a grantee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated based upon the Black-Scholes model.

Option Exercises and Year-End Values

This table shows aggregate exercises of options during 2003 by the Named Executive Officers and the aggregate year-end value of the unexercised options held by them. The value assigned to each unexercised "in-the-money" stock option is based on the positive spread between the exercise price of the stock option and the fair market value of Duke Energy Common Stock on December 31, 2003, which was $20.45. The fair market value is the closing price of a share of Duke Energy Common Stock on that date as reported on the New York Stock Exchange Composite

Compensation

Transactions Tape. The ultimate value of a stock option will depend on the market value of the underlying shares on a future date.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARS at FY-End[1] (#)	Value of Unexercised In-the-Money Options/SARS at FY-End ($)
Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Paul M. Anderson	10,000[2]	39,167	— / 1,100,000	— / 3,300,000
Richard B. Priory	—	—	1,278,900 / 1,097,100	— / 3,278,544
Fred J. Fowler	13,791	87,312	799,658 / 286,500	354,693 / 1,342,680
Robert P. Brace	—	—	209,900 / 390,700	— / 852,368
Richard J. Osborne	—	—	332,900 / 209,500	— / 865,728
Richard W. Blackburn	—	—	620,150 / 186,650	— / 734,800
Ruth G. Shaw	—	—	431,450 / 186,650	— / 734,800

1
Duke Energy has not granted any SARs to the Named Executive Officers or any other persons.

2
Shares acquired on exercise by Mr. Anderson relate to options awarded in connection with his prior Duke Energy employment.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Duke Energy entered into an employment agreement ("Agreement") with Mr. Anderson which became effective November 1, 2003, ("Effective Time") upon his election as Chairman of the Board and Chief Executive Officer and which will remain in effect until December 31, 2006 ("Agreement Term"). Mr. Anderson's employment may be terminated earlier as a result of his resignation, with ninety days' notice to Duke Energy, or by Duke Energy (1) due to disability that prevents Mr. Anderson from the full time performance of his duties; (2) for "cause" (as defined in the Agreement); or (3) for any reason other than death, disability or for cause, upon ninety days' notice to Mr. Anderson. The Agreement provides that Mr. Anderson was to be awarded a nonqualified stock option grant with respect to 1,100,000 shares, a performance share grant for 360,000 shares and a phantom stock grant for 285,000 units (collectively, "Equity Awards"), with Equity Awards made under the Duke Energy 1998 Long-Term Incentive Plan. The Agreement further provides that Mr. Anderson's compensation will be provided primarily through these Equity Awards and that Mr. Anderson will not be paid a base salary and will not participate in the Duke Energy Corporation Executive Short-Term Incentive Plan or any other annual cash bonus program. The Equity Awards were granted on November 17, 2003, concurrent with the execution of the Agreement.

Pursuant to the Agreement, the stock options have a term of ten years and will vest one-third each on the first three anniversaries of the grant date. The stock options will become exercisable on January 1, 2007, or earlier upon termination of Mr. Anderson's employment with Duke Energy. Forty-five thousand (45,000) units of the phantom stock award vested on January 1, 2004. The remaining 240,000 units will vest 20,000 units each on the first day of each quarter beginning April 1, 2004, and ending on January 1, 2007. Up to one-third of the performance share award (120,000 shares) will vest on each of December 31, 2004, December 31, 2005 and December 31, 2006, but only if the performance goals established by the Compensation Committee with respect to calendar years 2004, 2005 and 2006, respectively, are achieved. As specified in the Agreement, the Compensation Committee may establish goals for each calendar year consisting of a combination of financial objectives and strategic objectives. Performance shares will be forfeited and will cease to be outstanding to the extent performance goals are not achieved for any calendar year. Vested performance shares and phantom stock units will be paid to Mr. Anderson in shares of Duke

Compensation

Energy Common Stock following termination of his Duke Energy employment. Dividend equivalents granted to Mr. Anderson with respect to the performance share and phantom stock awards provide for payment of dividend equivalents in cash while the awards remain outstanding but unpaid, and at the time that cash dividends are paid on the outstanding shares of Duke Energy Common Stock. Upon termination of Mr. Anderson's employment with Duke Energy, all unvested Equity Awards at the time of termination will be forfeited. However, if Mr. Anderson's employment with Duke Energy is terminated as a result of his death, disability or by Duke Energy without cause as defined in the Agreement, two events will occur as follows: (1) a portion of each unvested Equity Award will vest immediately, with such portion vesting equal to the number of full calendar months elapsed between the Effective Time and the time of termination, divided by thirty-eight; and (2) all vested stock options will become immediately exercisable. All outstanding Equity Awards will vest immediately upon occurrence of a Change in Control, as defined in the Duke Energy 1998 Long-Term Incentive Plan.

Mr. Anderson will not be entitled to any retirement, health or welfare benefits, or perquisites, or to participate in any such plan or program, except for the following: (1) vacation; (2) medical and dental health care to the extent available generally to senior executives of Duke Energy and their eligible dependents; (3) participation in the Duke Energy Retirement Cash Balance Plan for purposes of determining his eligibility to qualify for early or normal retirement, but not for any other purpose including eligibility for pay credits or other benefits; (4) reimbursement by Duke Energy for the reasonable cost of financial and tax planning and advisory services incurred through December 31, 2005, including payment for tax gross-up; (5) reimbursement by Duke Energy for certain identified costs associated with the relocation of Mr. Anderson's principal residence to Charlotte, including payment for tax-gross up where applicable and consistent with Duke Energy's standard relocation policy; and (6) reimbursement by Duke Energy for any North Carolina income taxes on income realized by Mr. Anderson during the Agreement Term from certain identified sources that would otherwise not have been subject to such taxes but for his relocation to Charlotte.

The benefits to which Mr. Anderson became entitled under various plans and agreements from his previous employment with Duke Energy or its predecessor entities are unaffected by the Agreement. Likewise, Mr. Anderson's employment under the Agreement will not be deemed or counted as service with Duke Energy or predecessor entity for any purpose, including the determination of retirement dates under such plans and agreements. For security reasons, Mr. Anderson is required by Duke Energy to use Duke Energy aircraft for his business travel. Mr. Anderson is also permitted to use Duke Energy aircraft for his personal travel within North America, with Mr. Anderson responsible for paying any income taxes resulting from such aircraft usage. The Agreement contains restrictive covenants related to confidentiality that continue following the Agreement Term.

Duke Energy does not have any form of employment agreement with Messrs. Fowler and Osborne and Dr. Shaw, either written or oral, that guarantees salaries, salary increases, bonuses or benefits, other than the supplemental compensation agreement with Dr. Shaw described below. Salaries and bonuses for Messrs. Fowler and Osborne and Dr. Shaw are determined as described in the "Report of the Compensation Committee" above. Duke Energy had entered into severance agreements and change-in-control agreements with Messrs. Fowler and Osborne and Dr. Shaw, which became effective on August 18, 1999, and a severance agreement with Mr. Priory, which became effective on August 19, 1999. The severance agreements and change-in-control agreements for Messrs. Fowler and Osborne and Dr. Shaw currently remain in effect on a month-to-month basis or for such longer period as may be mutually agreed upon by the parties. The principal terms and conditions of the severance agreements and change-in-control agreements are described below.

The severance agreements for Messrs. Priory, Fowler and Osborne and Dr. Shaw provide for severance payments and benefits to the executive in the event of termination of employment other than upon death or disability or for "cause" (as defined in the severance agreements) by Duke Energy as follows: (1) a lump-sum payment equal to two times the sum of the executive's then-current base salary and target bonus, plus a pro rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed

Compensation

or credited to the executive's pension and savings accounts during the two years following the termination date; (3) continued medical, dental and basic life insurance coverage for a two-year period following the termination date or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding certain performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their term has not expired. If Messrs. Priory, Fowler and Osborne and Dr. Shaw receive a payment under their severance agreements, no payment will be made under the performance share award. The severance agreements contain restrictive covenants which prohibit Messrs. Priory, Fowler and Osborne and Dr. Shaw from competing with Duke Energy or soliciting Duke Energy's employees or customers for one year following termination, and from disclosing certain confidential information.

Severance benefits became payable under Mr. Priory's severance agreement effective November 1, 2003, the effective date of his resignation as Chairman of the Board and Chief Executive Officer. As agreed in connection with his separation, aggregate severance benefits of $4,833,850 were paid to Mr. Priory. Mr. Priory is also entitled to payment by Duke Energy of up to $65,000 for legal fees incurred by Mr. Priory in connection with his separation and to continued access to, and use of, office space and secretarial support at Duke Energy's Charlotte, North Carolina corporate headquarters under the same terms and conditions as such office space and secretarial support is provided to similarly situated, previously retired inside directors of Duke Energy. This obligation to provide continued office space and secretarial support will end upon the earlier of Duke Energy's cessation of this type of support to other similarly situated retired executives or Mr. Priory's acceptance of full-time employment with any third party.

Duke Energy had entered into a severance agreement with Mr. Blackburn with provisions identical to the severance agreements described above for Messrs. Priory, Fowler and Osborne and Dr. Shaw, which became effective August 18, 1999, and expired upon his retirement from Duke Energy effective February 1, 2004. Duke Energy and Mr. Blackburn are currently involved in legal proceedings to resolve differences with respect to severance payments to Mr. Blackburn in connection with his retirement effective February 1, 2004. Severance benefits of $644,406 have been paid to Mr. Blackburn. Pursuant to an agreement with Mr. Blackburn, Duke Energy may pay Mr. Blackburn an additional lump-sum severance payment of $1,360,376 following resolution of, and depending on the outcome of, these proceedings.

Duke Energy entered into a separation agreement with Mr. Brace in connection with his termination of employment effective March 1, 2004. The separation agreement provides for the following: (1) lump-sum severance payments totaling $700,000; (2) reimbursement of up to $10,000 for attorneys' fees incurred by Mr. Brace in connection with the separation agreement; (3) payment by Duke Energy of an amount equal to the premium for six months of COBRA coverage, including payment for income taxes owed by Mr. Brace as a result of this payment, if such coverage is elected by Mr. Brace; (4) payment for Mr. Brace's accrued but unpaid vacation as of December 31, 2003; and (5) retention by Mr. Brace of a laptop computer and a home computer which had been assigned to him, provided that information designated as confidential or proprietary by Duke Energy is deleted by Duke Energy. The separation agreement contains provisions prohibiting Mr. Brace from disclosing certain confidential business information for a period of two years following his termination of employment, with the exception that the confidentiality of trade secret information will continue to survive after the two-year period.

The change-in-control agreements for Messrs. Fowler and Osborne and Dr. Shaw provide for payments and benefits to the executive in the event of termination of employment for "good reason" by the executive or other than for "cause" by Duke Energy within a two-year period following a "change-in-control" (each such term as defined in the change-in-control agreements) as follows: (1) a lump-sum payment equal to the sum of the executive's then-current base salary and target bonus for each year of the three-year period after termination, including a pro rata amount for any partial years in such period, plus a pro rata amount of the executive's target

Compensation

bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive's pension and savings accounts during the three years following the termination date; (3) continued medical, dental and basic life insurance coverage for a three-year period following the termination, or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for three years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive becomes eligible for normal retirement at age sixty-five within the three-year period following termination, the three-year period mentioned above will be reduced to the period from the termination date to the eligible executive's normal retirement date. In the event that any of the payments or benefits provided for in the change-in-control agreement would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the executive is entitled to receive an additional payment such that, after the payment of all income and excise taxes, he will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed.

Duke Energy had entered into a supplemental compensation agreement with Dr. Shaw effective September 1, 1992, to induce her to accept employment with Duke Energy. The agreement was replaced by a new agreement effective January 1, 1997, following Duke Energy's conversion from a final average pay to a cash balance pension plan, to ensure Dr. Shaw's benefits under the agreement were treated consistently with the conversion of benefits of other similarly situated employees, while recognizing the provisions of the previous agreement. The January 1, 1997, agreement provided for the addition of $50,000 to Dr. Shaw's supplemental account in the Duke Energy Corporation Executive Cash Balance Plan effective January 1, 1997. In addition, if Dr. Shaw's employment is terminated by Duke Energy without cause prior to her reaching age sixty-two, upon attaining age sixty-two, Dr. Shaw will be paid a retirement supplement lump sum cash payment equal to $2,475,000, less the sum of her account balances as of her termination date in the Duke Energy Retirement Cash Balance Plan and Duke Energy Executive Cash Balance Plan, with such sum increased at a rate of seven percent per year from the date of her termination to age sixty-two. If Dr. Shaw becomes disabled or dies after terminating employment with Duke Energy but before reaching age sixty-two, Dr. Shaw, or in the event of her death Dr. Shaw's designated beneficiary, will be paid a lump-sum cash payment equal to the present value of the age sixty-two retirement supplement discounted at a rate of 7% per year to the date of her disability. If Dr. Shaw dies while employed at Duke Energy, Dr. Shaw's designated beneficiary will be paid an amount equal to 1.5 times Dr. Shaw's annual base pay at the time of her death. An additional provision provided that Dr. Shaw was credited for twenty years of service for the purpose of determining vacation benefits.

Retirement Plan Information

Executive officers and other eligible employees of Duke Energy and its affiliated companies participate in the Duke Energy Retirement Cash Balance Plan, a noncontributory, qualified, defined benefit retirement plan. In addition, selected managers are eligible to participate in the Duke Energy Executive Cash Balance Plan, which is a noncontributory, nonqualified, defined benefit retirement plan. A portion of the benefits earned in the Executive Cash Balance Plan is attributable to compensation in excess of the Internal Revenue Service annual compensation limit ($200,000 for 2003) and deferred compensation, as well as reductions caused by maximum benefit limitations that apply to qualified plans from the benefits that would otherwise be provided under the Retirement Cash Balance Plan. The Retirement Benefit Equalization Plan is designed to restore benefit reductions caused by the maximum benefit limitations that apply to qualified plans from benefits that would otherwise be provided under the Retirement Cash Balance Plan for eligible employees who do not participate in the Executive Cash Balance Plan. Benefits under the Retirement Cash Balance Plan, the Executive Cash Balance Plan and the Retirement Benefit Equalization Plan are based on eligible pay, generally consisting of base pay, short-term incentives and lump-sum merit increases. The Retirement Cash Balance Plan and the Retirement Benefit Equalization Plan exclude deferred compensation, other than

Compensation

deferrals pursuant to Sections 401(k) and 125 of the Internal Revenue Code.

Under the benefit accrual formula used to determine benefits under the Retirement Cash Balance Plan and the Executive Cash Balance Plan, an eligible employee's plan account receives a pay credit at the end of each month in which the employee remains eligible and receives eligible pay for services. The monthly pay credit is equal to a percentage of the employee's monthly eligible pay. For most eligible employees, including the Named Executive Officers, the percentage depends on age and completed years of service at the beginning of the year, as shown below:

Age and Service	Monthly Pay Credit Percentage
34 or less	4%
35 to 49	5%
50 to 64	6%
65 or more	7%

In addition, there is an additional 4% pay credit for any portion of eligible pay above the Social Security taxable wage base ($87,000 for 2003). Participant accounts also receive monthly interest credits on their balances. The rate of the interest credit is adjusted quarterly and equals the yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

Assuming that the Named Executive Officers currently employed by Duke Energy continue in their present positions at their present salaries until retirement at age 65, their estimated annual pensions in a single life annuity form under the applicable plans attributable to such salaries would be: Fred J. Fowler, $299,462; Richard J. Osborne, $327,270; and Ruth G. Shaw, $253,688. These estimates are calculated assuming interest credits at an annual rate of 4% and using a 2003 Social Security taxable wage base equal to $87,000, increasing 4.5% annually. Richard B. Priory and Richard W. Blackburn retired prior to the normal retirement age of 65 and will be entitled to estimated annual pensions in a single life annuity form commencing at age 65 under the assumptions described above, except for pay credits, of $544,552 and $55,382, respectively. Robert P. Brace was not vested in the Retirement Cash Balance Plan or the Executive Cash Balance Plan at the termination of his employment effective March 1, 2004. Paul M. Anderson only participates in the Retirement Cash Balance Plan for purposes of determining his eligibility to qualify for early or normal retirement and he does not participate in the Executive Cash Balance Plan.

Other Information

Discretionary Voting Authority

As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, Duke Energy believes that during 2003 all Securities and Exchange Commission filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act.

Fees Paid to Independent Auditors

The following table presents fees for professional services rendered by Deloitte & Touche LLP, and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") for Duke Energy for 2003 and 2002:

Type of Fees	FY 2003		FY 2002
	(In millions)

Audit Fees (a)		$9.7		$8.4

Audit-Related Fees (b)		1.6		6.8

Compliance Tax Fees (c)	$10.1		$6.9
Other Tax Fees (d)	0.7		3.4

Total Tax Fees		10.8		10.3

All Other Fees (e)		0.3		1.1

Total fees:		$22.4		$26.6

(a)
Audit Fees are fees billed by Deloitte for professional services for the audit of Duke Energy's consolidated financial statements included in Duke Energy's annual report on Form 10-K and review of financial statements included in Duke Energy's quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards and include comfort and consent letters in connection with Securities and Exchange Commission filings and financing transactions.

(b)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy's financial statements, including assistance with acquisitions and divestitures, internal control reviews, and employee benefit plan audits.

(c)
Compliance Tax Fees are fees billed by Deloitte for tax return assistance and preparation and tax examination assistance.

(d)
Other Tax Fees are fees billed by Deloitte for tax planning, tax strategy and all other tax services.

(e)
All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

To safeguard the continued independence of the independent auditors, the Audit Committee has adopted a policy that expands Duke Energy's existing policy preventing Duke Energy's independent auditors from providing services to Duke Energy that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to Duke Energy that have been pre-approved by the Audit Committee. Pursuant to the policy, all audit services require advance approval by the Audit Committee. All other services by the independent auditors that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee. Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, who is an independent director. The Chairman has presented all approval decisions to the full Audit Committee. All services performed by independent auditors under

Other Information

engagements entered into on or after May 6, 2003, were approved by the Audit Committee pursuant to its pre-approval policy, and none was approved pursuant to the de minimus exception to the rules and regulations of the Securities and Exchange Commission on pre-approval.

Shareholder Communication with Board of Directors

All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to the Corporate Secretary at the following address:

  Corporate Secretary
  Duke Energy Corporation
  P. O. Box 1006
  Charlotte, NC 28201-1006

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chairman of the Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any member of the Board of Directors.

Correspondence to the presiding director of the nonmanagement directors may be sent to the following address:

  Presiding Director
  Duke Energy Corporation
  c/o Corporate Secretary
  P. O. Box 1006
  Charlotte, NC 28201-1006

The Corporate Secretary will forward any such correspondence, unopened, to the Chairman of the Corporate Governance Committee, who will review the correspondence and make it available to the presiding director who is selected for the next meeting of nonmanagement directors. The presiding director for each meeting of the nonmanagement directors is chosen on an ad-hoc basis by the directors present at each such meeting.

Electronic Delivery of the 2004 Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery reduces Duke Energy's printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF DUKE ENERGY CORPORATION
(February 24, 2004)

I.     General Focus

        The Audit Committee (the "Committee") shall:

  A.
  Provide assistance to the Board of Directors ("Board") in fulfilling its responsibilities with respect to its oversight of:

  (i)
  The quality and integrity of the Corporation's financial statements;

  (ii)
  The Corporation's compliance with legal and regulatory requirements;

  (iii)
  The independent auditor's qualifications and independence; and

  (iv)
  The performance of the Corporation's internal audit function and independent auditors.

  B.
  Review and approve the Committee's report that the Securities and Exchange Commission ("SEC") rules require be included in the Corporation's annual proxy statement.

II.    Structure and Operations

        The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be "independent" under the rules of the New York Stock Exchange, Inc. ("NYSE") and the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member shall in the judgment of the Board of Directors have accounting or related financial management expertise as required by the rules of the NYSE. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or by an outside consultant.

        The members of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.

        The full Board shall elect the Chair of the Committee. The Chair shall be entitled to cast an additional vote to resolve any ties. The Chair will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.   Meetings

        The Committee shall meet at least quarterly or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the vice president of internal audit and the independent auditors to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may meet privately with the general counsel and the vice president with responsibility for the compliance program, as necessary. In addition, the Committee shall meet with the independent auditors and management quarterly to review the Corporation's financial statements in a manner consistent with that outlined in Section IV of this Charter.

        All nonmanagement directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

        A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent with respect to matters that may be acted upon without a formal meeting.

        The Chair shall designate a person who need not be a member thereof to act as secretary and minutes of its proceedings shall be kept in minute books provided for that purpose. The agenda of each meeting will be prepared by the secretary and, whenever reasonably practicable, circulated to each member prior to each meeting.

IV.   Responsibilities and Duties

        The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

        The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

        The Committee shall be given full access to the Corporation's internal audit group, Board, corporate executives and independent accountants, as necessary, to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

        Notwithstanding the foregoing, the Committee is not responsible for certifying the Corporation's financial statements or guaranteeing the independent auditor's report. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditors.

  Documents/Reports Review

1.
Review with management and the independent auditors prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 and the matters in the written disclosures required by Independence Standards Board Standard No. 1.

2.
Review and discuss with management and the independent auditors the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

3.
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's By-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable regulations of the SEC.

  Independent Auditors

4.
The Committee shall have the direct responsibility and authority to appoint, retain, compensate, evaluate, oversee and, where appropriate, replace the independent auditors. The Committee shall inform the independent auditors that such firm shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting.

5.
Review the independent auditors' audit plan and areas of audit focus. Review the fees and other significant compensation to be paid to the independent auditors.

6.
Approve in advance any audit or nonaudit engagement or relationship that are entered into on or after May 6, 2003 between the Corporation and any independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services, other than prohibited nonauditing services, as specified in Section 10A(g) of the Exchange Act and the rules and regulations of the SEC or any rules of the Public Company Accounting Oversight Board promulgated thereunder. The Committee shall not approve any "prohibited nonauditing services" without obtaining a prior exemption from the Public Company Accounting Oversight Board. Audit and nonaudit engagements must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee that is detailed as to the services that may be pre-approved, do not permit delegation of approval authority to the Corporation's management, and require management to inform the Committee of each service approved and performed under the policy.

The Committee may delegate to one or more members of the Committee the authority to grant such pre-approvals. The delegatee's decisions regarding approval of services shall be reported by such delegatee to the full Committee at each regular Committee meeting.

Notwithstanding the foregoing, pre-approval is not necessary for minor nonaudit services, as specified in Rule 2-01(c)(7) of Regulation S-X.

7.
Review and assess, at least annually, the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner. In conducting its review and evaluation, the Committee should:

          (a)   Review the written report of the independent auditor that delineates all relationships between the independent auditor and the Corporation that the auditors believe may impact their independence and objectivity, which report should be submitted to the Committee at least annually, and discuss with the independent auditor and management the scope of any such disclosed relationship and their actual or potential impact on the independent auditor's independence and objectivity;

          (b)   Obtain and review a report by the Corporation's independent auditor describing: (i) the auditor's internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues;

          (c)    Confirm the rotation of the audit partners (as defined in Rule 2-01 of Regulation S-X) to ensure that the independent auditor remains independent under Rule 2-01 of Regulation S-X, and consider whether there should be regular rotation of the audit firm itself; and

          (d)   Take into account the opinions of management and the Corporation's internal auditors (or personnel responsible for the internal audit function).

  Internal Auditors

8.
Review the internal audit plan and significant changes in planned activities; review significant findings resulting from audits and managements' responsiveness to the findings.

9.
Review the internal auditors' assessment of the effectiveness of, or weaknesses in, internal control systems.

10.
Evaluate the performance and independence of the internal auditors.

  Financial Reporting Process

11.
In consultation with the independent auditors, management and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the independent auditor; (iii) effects of changes in accounting standards that may materially affect the Corporation's financial reporting practices; (iv) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (v) the integrity of the Corporation's financial reporting practices and the adequacy and effectiveness of internal controls, including a review of significant findings identified by the independent auditors and internal audit, management's responsiveness to such recommendations and any specific audit steps adopted in light of material control deficiencies and (vi) any other material written communications between the independent auditor and the Corporation's management.

12.
Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

13.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management and (ii) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued or proposed to be issued by the independent auditor to the Corporation.

14.
Review and discuss with the independent auditor the responsibilities, budget and staffing of the Corporation's internal audit function.

  Legal Compliance/General

15.
Review periodically, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements and any material inquiries or reports received from regulatory or governmental agencies.

16.
Review annually the Corporation's compliance program and Code of Business Ethics compliance.

17.
Discuss with management and the independent auditors the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures; however, the Committee is not responsible for detailed review of financial risk exposure and management, which responsibility has been delegated to another committee of the Board.

18.
Immediately following the annual meeting of shareholders and at any time when the composition of the Committee changes, verify that management submits to the NYSE its "Written Affirmation Form" confirming the composition of the Committee and this Charter satisfies NYSE requirements.

19.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any independent auditor may not provide audit services to the Corporation if a former partner, principal, shareholder or employee of the auditor is employed by the Corporation as its chief executive officer, controller, chief financial officer, vice president of internal audit or in any other financial reporting oversight role unless such employment would not impair the auditor's independence under Rule 2-01 of Regulation S-X.

20.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

  Reports

21.
Review and approve all reports required to be included in the Corporation's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

22.
Report to the Board whether, based on its discussions with management and the independent auditor, it recommends to the Board that the most recent year's audited financial statements be included in the Corporation's annual report on Form 10-K to be filed with the SEC.

23.
Report regularly to the full Board including:

(i)
with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

(ii)
following all meetings of the Committee; and

(iii)
with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report.

24.
Maintain minutes or other records of meetings and activities of the Committee.

25.
The Committee shall receive appropriate funding from the Corporation for the payment of compensation to the independent auditors and to advisors retained by the Committee pursuant to the provisions of this Charter.

V.     Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Directions to
Annual Meeting of Shareholders
    Duke Energy
    Energy Center
    526 South Church Street
    Charlotte, NC 28202

     From 1-77 North:

    Take the Morehead Street exit - 10A
    Turn Left onto Morehead Street
    Turn Left onto Mint Street
    Mint Street Parking Deck located adjacent to Ericsson Stadium

    From 1-77 South:

    Take the 1-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B
    Merge onto 1-277 N/US-74 E.
    Take the Carson Blvd. exit - 1 D
    Stay straight to Carson Blvd.
    Turn Left onto Mint Street
    Mint Street Parking Deck located adjacent to Ericsson Stadium

     Free parking available in the Mint Street Parking Deck.

    1 - Energy Center
    2 - Mint St. Parking Deck
3 - Ericsson Stadium

DUKE ENERGY CORPORATION
Annual Meeting of Shareholders
May 13, 2004 at 10:00 a.m.
Energy Center - O.J. Miller Auditorium
526 South Church Street
Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. L. Hauser and M. B. Wyrsch, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on May 13, 2004 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors' recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees are: Paul M. Anderson, Ann M. Gray, Michael E.J. Phelps and James T. Rhodes.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY INTERNET-www.proxvvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 11, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 11, 2004. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Duke Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DUKE03 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION

The Board of Directors recommends a vote "For All" Director nominees.		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write each withheld nominee's number on the line below.
1.	Election of four nominees as Class I directors.	☐	☐	☐
01) Paul M. Anderson, 02) Ann M. Gray, 03) Michael E.J. Phelps, 04) James T. Rhodes.
	The Board of Directors recommends a vote "For" Proposal 2.	The Board of Directors recommends a vote "Against" Proposal 3.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2004.	☐	☐	☐	3.	A shareholder proposal relating to declassification of Duke Energy's Board of Directors, if properly presented at the annual meeting.	☐	☐	☐
I have provided written comments on the back of this card.				☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION (February 24, 2004)